UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sierra Point Parkway

Brisbane, CA 94005

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MYOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2020, MyoKardia, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Gotham Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, on November 17, 2020, Merger Sub completed a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) at a price per share of $225.00, net to the seller in cash without interest (the “Offer Price”) and subject to any withholding of taxes required by applicable law.

The Offer expired at midnight (New York City time) (i.e., one minute after 11:59 p.m. New York City time), on November 16, 2020. According to the depositary for the Offer, 42,180,978 shares of Company Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 78.9% of the outstanding shares of Company Common Stock (not including 6,150,189 shares delivered through notices of guaranteed delivery, representing approximately 11.5% of the shares of Company Common Stock outstanding). The number of shares of Company Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), together with the shares of Company Common Stock then owned by Parent or Merger Sub, representing at least one share more than 50% of the then outstanding shares of Company Common Stock. All conditions to the Offer having been satisfied or waived, on November 17, 2020, Parent and Merger Sub accepted for payment all shares of Company Common Stock validly tendered and not properly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on November 17, 2020, Merger Sub merged with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”). The Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Company Common Stock (other than (i) shares of Company Common Stock with respect to which the holders thereof have properly exercised and perfected demands for appraisal of such shares in accordance with Section 262 of the DGCL, (ii) shares of Company Common Stock that were owned by the Company as treasury stock, and (iii) shares of Company Common Stock then held by Parent or Merger Sub) were converted automatically into and thereafter represent only the right to receive $225.00 in cash, without interest and subject to any withholding of taxes required by applicable law.

In addition, by virtue of the Merger, (i) each Company stock option that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive, for each share of Company Common Stock underlying such Company stock option, an amount in cash, without interest and subject to deduction for any required withholding of taxes under applicable law, equal to the excess of the Offer Price over the per share exercise price of such Company stock option, (ii) each Company restricted stock unit award subject to time-based vesting that was outstanding immediately prior to the Effective Time (each, a “Company RSU”) was cancelled and automatically converted into the right to receive, for each share of Company Common Stock underlying such Company RSU award, an amount in cash, without interest and subject to deduction for any required withholding of taxes under applicable law, equal to the Offer Price, and (iii) each Company restricted stock unit award subject to performance-based vesting that was outstanding immediately prior to the Effective Time (each, a “Company PSU”) was cancelled and automatically converted into the right to receive, for each share of Company Common Stock underlying such award, an amount in cash, without interest and subject to deduction for any required withholding of taxes under applicable law, equal to the Offer Price, which amount will be payable on the same schedule and subject to the same vesting conditions (including any acceleration of vesting conditions) as applied to such Company PSU award immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreement

Effective as of November 17, 2020 and contingent upon the consummation of the Merger, the Company terminated the MyoKardia, Inc. 2012 Equity Incentive Plan, the MyoKardia, Inc. 2015 Stock Option and Incentive Plan (except to the extent applicable to the Company PSU awards that were converted under the terms of the Merger Agreement), and the MyoKardia, Inc. Amended and Restated Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on November 17, 2020, Merger Sub irrevocably accepted for payment all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer on or prior to the expiration of the Offer. On November 17, 2020, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration payable by Merger Sub to acquire the shares of Company Common Stock in the Offer and the Merger, together with the amounts payable in respect of equity awards of the Company outstanding immediately prior to the Effective Time, is approximately $13.1 billion. Parent and its controlled affiliates advanced to Merger Sub the funds necessary to consummate the Offer and the Merger and to pay the related fees and expenses.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified The Nasdaq Global Select Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ (i) halt trading in the shares of Company Common Stock, (ii) suspend trading of and delist the shares of Company Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Company Common Stock from NASDAQ and the deregistration of such shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NASDAQ filed the Form 25 with the SEC on November 17, 2020 and trading of the shares of Company Common Stock was suspended effective as of prior to the open of business on November 17, 2020. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, at the Effective Time, each of Sunil Agarwal, M.D., Mary Cranston, Tassos Gianakakos, David Meeker, M.D., Mark Perry, Kimberly Popovits and Wendy Yarno resigned from the board of directors of the Company. Effective immediately following these resignations, Elizabeth Mily, Jeffrey Galik and Brian Heaphy became the directors of the Company. Information about Ms. Mily, Mr. Galik and Mr. Heaphy is contained in the Offer to Purchase, dated October 19, 2020, filed by Parent and Merger Sub as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO on October 19, 2020, which information is incorporated herein by reference. In addition, as of the Effective Time, the Company’s Board of Directors appointed Ms. Mily as President, Sophia Park as Vice President, Lisa Goldey as Vice President, Mr. Galik as Vice President and Treasurer, Katherine R. Kelly as Vice President and Secretary and Elisabeth Bradley as Assistant Secretary.

In connection with the Merger, the Company entered into make-whole agreements with its executive officers, providing that each executive officer is entitled to receive a make-whole payment, in the event that any compensation, payment, award, benefit or distribution (or any acceleration of any compensation, payment, award, benefit or distribution) paid or payable or distributed or distributable to such executive officer in connection with the Merger becomes subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The make-whole payments would generally be paid to the relevant taxing authorities to place the executive officers in the same after-tax position as if such excise tax did not apply to them. A summary of the make-whole agreements is set forth in Item 3 under the heading “Arrangements with the Company’s Executive Officers and Directors–Make Whole Agreements” in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 19, 2020 (the “Schedule 14D-9”), which summary is incorporated herein by reference.

Also in connection with the Merger, the Company entered into a letter agreement with Jake Bauer, Chief Business Officer of the Company, that entitles him to receive a lump sum cash retention bonus upon satisfaction of certain conditions, as summarized in Item 3 of the Schedule 14D-9 under the heading “Arrangements with the Company’s Executive Officers and Directors–Retention Bonus,” which summary is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of October 3, 2020, by and among Bristol-Myers Squibb Company, Gotham Merger Sub Inc. and MyoKardia, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2020)

3.1	Amended and Restated Certificate of Incorporation of MyoKardia, Inc. (filed herewith)

3.2	Second Amended and Restated Bylaws of MyoKardia, Inc. (filed herewith)

10.1	Form of Make-Whole Agreement between MyoKardia, Inc. and each of its executive officers (incorporated herein by reference to Exhibit (e)(18) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 19, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOKARDIA, INC.

Date: November 17, 2020	By:	/s/ Katherine R. Kelly
Katherine R. Kelly Vice President and Secretary